EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated May 27, 2005, on the audit of Tegal Corporation's consolidated financial statements and schedule, which appears in Tegal Corporation’s Annual Report on Form 10-K, as amended, for the year ended March 31, 2005. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ Moss Adams, LLP

Santa Rosa, California
August 12, 2005